Exhibit 10.1
CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Fourth Amendment”) dated as of December 1, 2010 by and among GERBER SCIENTIFIC, INC., GERBER SCIENTIFIC INTERNATIONAL INC., as Borrowers, GERBER COBURN OPTICAL INTERNATIONAL, INC., GERBER SCIENTIFIC UK, LTD., SPANDEX LTD., and VIRTEK VISION INTERNATIONAL INC. (the “Guarantors”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and RBS CITIZENS, N.A., in its capacity as administrative agent for the Lenders (the “Agent”).

Recitals

The Borrowers, the Guarantors, the Lenders and the Agent are each party to that certain Credit Agreement dated as of January 31, 2008 as amended by that certain First Amendment to Credit Agreement dated November 21, 2008, that certain Second Amendment to Credit Agreement dated March 4, 2009 and that certain Third Amendment to Credit Agreement dated November 19, 2009 (the “Credit Agreement”) pursuant to which the Lenders have established a revolving credit facility for the benefit of the Borrowers.  The Borrowers have requested that the Majority Lenders consent to the sale of substantially all of the assets, properties, rights and interests used in the Gerber Coburn business unit to a party acceptable to Gerber Scientific, Inc. pursuant to that certain Asset Purchase Agreement by and between a party acceptable to Gerber Scientific, Inc. and Gerber Scientific International Inc. (“GSI”) (the “Gerber Coburn Disposition”).  The Borrowers have also requested that the Majority Lenders consent to the transfer by Gerber to WP Carey Co., LLC or its affiliates of real property located at 24 Industrial Park Road West, Tolland, Connecticut (the “Tolland Property”) and the acquisition by Gerber from WP Carey Co. LLC of real property located at 83 Gerber Road, South Windsor, Connecticut (“83” and together with the adjacent 33 acre parcel currently owned by GSI, the “83 Property”) (the “Real Estate Transaction”).  The Majority Lenders have agreed, subject to the terms and conditions contained herein, to consent to the Gerber Coburn Disposition and the Real Estate Transaction and to certain changes to the terms of the Credit Agreement.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms

.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Section 2. Fourth Amendment.  Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “Fourth Amendment” in alphabetical order:

“Fourth Amendment” shall mean that certain Consent and Fourth Amendment to Credit Agreement among the Loan Parties, the  Majority

Lenders and the Agent dated as of December 1, 2010.

“Connecticut Master Lease” shall mean Gerber’s and/or its Subsidiaries’ lease of the Tolland Property (as defined in the Fourth Amendment) and certain additional properties located at 55 Gerber Road, South Windsor, Connecticut and 151 Batson Road, Manchester, Connecticut from WP Carey Co. or its affiliates, successors and assigns

Section 3. Amendment of Section 1.1 of Credit Agreement

(a) .  Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Consolidated EBIT”, “Consolidated Interest Expense,” and “Maximum Revolving Credit Amount” in their entirety and substituting therefor the following:

“Consolidated EBIT” shall mean for any period ending on or after January 31, 2009 an amount equal to (a) Consolidated Net Income plus (b) all amounts deducted in computing Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) taxes based on or measured by income, (iii) non-cash charges and other non-cash expenses arising (A) from the grant of or issuance or repricing of stock, stock options, or other equity-based awards to the officers, directors and employees of the Loan Parties incurred during such period, (B) in respect of investments in connection with the Supplemental Executive Retirement Plan of Gerber incurred during such period, (C) in accordance with GAAP under Statement of Accounting Standards 142 during such period; provided that the total amount added under this clause (iii)(C) during the term of this Agreement shall not exceed $5,000,000, and (D) in connection with goodwill impairment in respect of the contemplated sale of the Gerber Coburn business in an amount not to exceed $17,000,000 in the aggregate, (iv) non-cash charges and non-cash losses (i.e. the difference between book value and sale proceeds net of any legal fees and advisory fees) arising from asset sales, disposals or abandonments occurring after the date of the Second Amendment incurred during such period (including the Gerber Coburn Disposition (as defined in the Fourth Amendment), Designated Asset Sales and the Real Estate Transaction during such period), (v) non-recurring fees and expenses incurred in connection with the Second Amendment and Third Amendment (including any mortgage of the Tolland Property pursuant to Section 10 of the Third Amendment) and the Fourth Amendment, (vi) non-recurring fees and expenses incurred in connection with the Gerber Coburn Disposition, including expenses in respect of severance payments, in an aggregate amount not to exceed $2,900,000.00 and incurred on or prior to January 31, 2011, in each case for the period under review, and (vii) non-recurring fees and expenses incurred in connection with the Real Estate Transaction in an aggregate amount not to exceed $200,000.00; provided, however, that (w) for each of the four quarter periods ending January 31, 2009, April 30, 2009, July 31, 2009 and October 31, 2009, Consolidated EBIT shall be increased by, without duplication, (i) the non-cash “inventory step up” for such period associated with the inventory of the Virtek Guarantors and their Subsidiaries purchased by the Borrowers on the date of the Virtek Acquisition and the inventory of Gamma and its Subsidiaries purchased by the Borrowers on the date of the Gamma Acquisition, (ii) the non-cash expense required to be taken by the Parent in the amount of the difference between the ceiling and the spot rate on its hedging agreement in connection with the Virtek Acquisition relating to Canadian Dollar fluctuations not to exceed $750,000 U.S. Dollars in the aggregate and (iii) the consolidated net income of the Virtek Guarantors and Gamma plus all amounts deducted in computing consolidated net income in respect of consolidated interest expense and taxes based on or measured by income for the portion of such four quarter periods prior to the Virtek Acquisition and the acquisition of Gamma, respectively and (x) after the date of the Third Amendment, Consolidated EBIT shall be increased by the amount of cash restructuring charges to the extent deducted in computing Consolidated Net Income for such period up to an aggregate amount of $3,000,000 for all such periods, (y) following the consummation of the Yunique Acquisition, Consolidated EBIT shall include pro forma Consolidated EBIT of Yunique consistent with the Consolidated EBIT figures previously presented to the Lenders for the portion of such period preceding the date of consummation of the Yunique Acquisition and (z) Consolidated EBIT shall be increased by the amount of non-recurring fees and expenses incurred in connection with preparation for or closing of the Yunique Acquisition to the extent deducted in computing Consolidated Net Income minus (c) all amounts included in computing Consolidated Net Income in respect of non-cash gains (i.e. the excess of sale proceeds (net of any legal fees and advisory fees) over book value) arising from asset sales, disposals or abandonments occurring after the date of the Second Amendment and arising during such period (including gains associated with the Gerber Coburn Disposition (as defined in the Fourth Amendment) and Designated Asset Sales during such period).

“Consolidated Interest Expense” shall mean, for any period, interest expense for such period of Gerber and its Subsidiaries, determined on a consolidated basis in accordance with GAAP minus any amortization of non-recurring fees and expenses incurred in connection with the Second Amendment, the Third Amendment and the Fourth Amendment to the extent constituting interest expense under GAAP.

“Maximum Revolving Credit Amount” shall mean, subject to Section 2.18, as of any date of determination, the lesser of (a) $60,000,000 and (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.14 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.  For the purposes of determining the Maximum Revolving

Credit Amount Revolving Credit Advances denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

Section 4. Amendment of Article 7 of the Credit Agreement.  Article 7 of the Credit Agreement is hereby amended by addition the following at the end of such section:

“All financial covenants calculated for purposes of this Article 7 shall be calculated such that the Connecticut Master Lease shall be treated as an operating lease and not as a capital lease notwithstanding that all or part of such Connecticut Master Lease may be accounted for as a capital lease under GAAP”.

Section 5. Amendment of Section 9.1 of the Credit Agreement.  Section 9.1 of the Credit Agreement is hereby amended by re-lettering subparagraph (i) thereof as subparagraph (j) and inserting the following new subparagraph (i):

(i)            Indebtedness in respect of the Connecticut Master Lease.”

Section 6. Amendment of Schedules to the Credit Agreement.   Each of the Schedules to the Credit Agreement is hereby amended by deleting such schedules in their entirety and substituting therefor the Schedules attached hereto as Exhibit A.  Upon the effective date of this amendment the aggregate amount of Revolving Commitments shall be reduced to $60,000,000 as set forth on Schedule 1 to the Credit Agreement.

Section 7. Amendment of Schedules to the Security Agreement.   Each of the Schedules to the Security Agreement is hereby amended by deleting such schedules in their entirety and substituting therefor the Schedules attached hereto as Exhibit B.

Section 8. Gerber Coburn Disposition.  Subject to the conditions set forth in Section 11 below and provided that (a) the Agent receives and approves final acquisition documents with respect to the Gerber Coburn Disposition which are consistent with the terms of the acquisition documents previously presented to the Lenders, (b) the Gerber Coburn Disposition is consummated on or prior to January 31, 2011 and (c) GSI provides evidence acceptable to the Agent demonstrating that GSI has received net cash proceeds with respect to the Gerber Coburn Disposition of at least $15,000,000, the Majority Lenders herby waive the provisions of Sections 9.2 and 9.4 of the Credit Agreement as they apply to the Gerber Coburn Disposition and consent to the Gerber Coburn Disposition.  GSI agrees to apply the Net Proceeds of the Gerber Coburn Disposition to repay the Revolving Credit Advances within four days of receipt thereof.

Section 9. Real Estate Transaction.  Subject to the conditions set forth in Section 11 below and provided that the Agent shall have received (in each case in form and substance acceptable to the Agent) with respect to the 83 Property (a) a Mortgage, Assignment of Rents and Security Agreement, (b) an environmental indemnity agreement, (c) an American Land Title

Association (“Alta”) lender’s policy of title insurance in form customary in the jurisdiction in which the 83 Property is located, (d) a survey of the 83 Property prepared by a surveyor duly licensed by the State of Connecticut, substantially complying with the applicable ALTA standards for a land title survey and (e) an opinion of William Grickis, General Counsel of Gerber together with such other documents and certificates as the Agent may reasonably request, the Majority Lenders hereby waive the provisions of Section 9.4 of the Credit Agreement as they apply to the Real Estate Transaction and consent to the Real Estate Transaction.

Section 10. Release of Security Interests and Guarantees.  Concurrently with the consummation of the Gerber Coburn Disposition, the Agent will release its security interests in the assets and/or Equity Interests being sold, and guarantees in respect of any entity whose Equity Interests are being sold, in such Gerber Coburn Disposition (including without limitation the guarantee of Gerber Coburn Optical International, Inc. and the pledge of it equity securities).  Concurrently with the consummation of the Real Estate Transaction, the Agent will release its security interests and mortgages in respect of the Tolland Property.

Section 11. Conditions Precedent.  The effectiveness of this Fourth Amendment is subject to the truth and accuracy of the representations and warranties set forth in Section 12 below and shall become effective upon receipt by the Agent on the date hereof of:

(a) Counterparts of this Fourth Amendment duly executed by each of the Loan Parties, the Agent and the Majority Lenders.

(b) The opinion of William Grickis, General Counsel of Gerber, in form and substance acceptable to the Agent.

(c) Copies of the resolutions of the Board of Directors or equivalent body of each of the Loan Parties authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of such Loan Party (which certificate shall state that such resolutions are in full force and effect).

(d) Certificates of legal existence and corporate good standing for the Loan Parties of recent date issued by the appropriate Connecticut and Delaware authorities.

(e) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request which have been notified to the Borrowers in writing prior to the date hereof.

(f) An amendment fee for each Lender executing this Fourth Amendment on the date hereof equal to .00125 times such Lender’s Maximum Amount of Revolving Loans as set forth on Schedule 1.

Section 12. Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant, on and as of the date of this Amendment, that:

(a) No Default or Event of Default is outstanding both before and after giving effect to this Fourth Amendment.

(b) The representations and warranties of the Loan Parties contained in the Credit Agreement are true and accurate on and as of the date of this Amendment, except (i) that the references in Article 5 to the 2007 Financial Statements (except in Section 5.12) shall be deemed to refer to the most recent audited consolidated financial statements of Gerber and its Subsidiaries furnished to the Agent and (ii) to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

(c) Since April 30, 2010, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

Section 13. Survival.  Each of the foregoing representations and warranties shall be made at and as of the date of this Fourth Amendment.  Each of the foregoing representations and warranties shall constitute a representation and warranty of the Loan Parties under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made.  Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Fourth Amendment or any investigation by the Agent or any Lender.

Section 14. Ratification of Credit Agreement and Loan Documents.  Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement and the other Loan Documents.  All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as modified hereby.

Section 15. Loan Document.  This Fourth Amendment shall be deemed to be a Loan Document and a breach of any covenant contained herein shall constitute an Event of Default under the Credit Agreement.

Section 16. Miscellaneous Provisions.

(a) Counterparts and Expenses.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.  The Loan Parties, jointly and severally, agree to pay on demand all the Agent’s reasonable expenses in preparing, executing and delivering this Fourth Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of Agent’s special counsel, Goodwin Procter LLP.

(b) Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Fourth Amendment to be executed by their duly authorized officers as of the date set forth above.

THE BORROWERS:

GERBER SCIENTIFIC, INC.

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  Senior Vice President

GERBER SCIENTIFIC INTERNATIONAL, INC.

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  Secretary

Signature Page to Fourth Amendment to Credit Agreement

GUARANTORS:

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  Secretary

GERBER SCIENTIFIC UK, LTD.

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  Director

SPANDEX LIMITED

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  Director

VIRTEK VISION INTERNATIONAL, INC.

By:  /s/ William V. Grickis, Jr.

Name:  William V. Grickis, Jr.

Title:  President

Signature Page to Fourth Amendment to Credit Agreement

THE AGENT:

RBS CITIZENS, N.A., as Agent

By:  /s/ Thomas F. McNamara

Name:  Thomas F. McNamara

Title:  Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

THE LENDERS:

RBS CITIZENS, N.A.

By:  /s/ Thomas F. McNamara

Name:  Thomas F. McNamara

Title:  Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

SOVEREIGN BANK

By:  /s/ Jay L. Massiro

Name:  Jay L. Massiro

Title:  Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

BANK OF AMERICA, N.A.

By:  /s/ Christopher T. Phelan

Name:  Christopher T. Phelan

Title:  SVP

Signature Page to Fourth Amendment to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

By:  /s/ Manuel Burgueno

Name:  Manual Burgueno

Title:  Vice President

Signature Page to Fourth Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:  /s/ Kenneth D. Coons

Name:  Kenneth D. Coons

Title:  AVP / Underwriter

Signature Page to Fourth Amendment to Credit Agreement

MERRILL LYNCH CAPITAL CORPORATION

By:  /s/ Christopher T. Phelan

Name:  Christopher T. Phelan

Title:  SVP

Signature Page to Fourth Amendment to Credit Agreement